SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 8, 2004

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into Material Definitive Agreement
SIGNATURES

ITEM 1.01. Entry into Material Definitive Agreement

     On December 8, 2004, the Compensation Committee of the Board of Directors of Alliance Data Systems Corporation (the “Company”) approved the freezing of the Alliance Data Systems Corporation Supplemental Executive Retirement Plan (the “Old SERP”) and the adoption of the Alliance Data Systems Corporation Executive Deferred Compensation Plan (the “New SERP”). The New SERP was adopted consistent with the recent enactment of new deferred compensation legislation as well as to reflect changes in the Company’s qualified plan (the “Section 401(k) Plan”).

     The design of the New SERP will generally parallel the design of the Old SERP except that: (1) timing of elections may vary; (2) new distribution options may be made available; and (3) the Company may make discretionary profit-sharing contributions under the New SERP to the extent such contributions may not be made under the Section 401(k) Plan.

     Except as set forth above, the terms of the Old SERP are substantially similar to the terms of the New SERP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: December 13, 2004	By:	/s/Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer